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                                                                   EXHIBIT 10.16

Dave Morton

To:            Dave Morton

Subject:       FW: upgrade to 1024

                               Ebone/contract/008

EBONE Internet access contract

The undersigned, ANDREAS EDER/ALESSANDRO GIACALONE acting on behalf of CYBERNET AG (the Customer)

address:  STEFAN-GEORGE-RING 19-23
          81929 MUNCHEN, GERMANY

VAT number: DE 177968676 (for customers within the EU)

phone:  +49-89-993-15-164

fax:  --199

Administrative contact (name and e-mail):

Technical contact (name and e-mail):

requests a connection to Ebone, with the following specifications:

access capacity: 1.536 mbits

starting date: 27.2.98

preferred EBS for connection: Munich EBS

extra routes required (routes to Ebone customers are always included):

                no extra routes
            ---
                Ebone European peers
            ---

(check one or more)      backup to Ebone European peers
                      ---
                       X US and global routing
                      ---
                         backup for US and global routing
                      ---

any special requirements: This contract replaces the existing contract for Ebone access from the date the new service specified above has started.

and agrees to pay the annual sum below to Ebone Inc. for Internet access as specified above based on the most recent Ebone access cost list:

Access cost:  297K Ecu per year.  - 6% = 279.180 KECU.

The Customer is operationally and financially responsible for providing a connection from the Customer network to the EBS at the required access speed.

Please bill quarterly.

Ebone Inc. will bill the Customer annually, semi-annually or quarterly in advance, whichever is preferred by the Customer. Ebone reserves the right to charge interest of 1% per month on any late payments from the due date until they are actually received by Ebone.

All costs specified are exclusive of VAT and other taxes.

The present agreement is not limited in time. However, the Customer may



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change the access purchased or withdraw from Ebone by the end of a quarter provided a six months notice has been given to Ebone. In case the Customer disconnects from Ebone before the contract is terminated with due notice, then the Customer shall pay to Ebone on the date of disconnection a sum equivalent to the access charge for the period until the date where the contract can be terminated by the Customer with the notice specified above.

Ebone Inc. may terminate the agreement or change the access fee above by three months notice. In case of a fee increase the Customer has the right to terminate the agreement in writing up until the date of the price increase, but if the Customer does not do so, then the agreement continues on unchanged terms except that the new access fee applies.

The Ebone network is designed to constitute a high quality part of the Internet with most of the backbone being resilient to allow operations to continue in the case of single line failure. However, Ebone Inc. has no responsibility whatsoever as to the Customer's or third parties' use of the Internet. Ebone Inc. will under no circumstances become liable to pay damages to the Customer or third parties in regard to direct or indirect losses suffered by the Customer or third parties due to Ebone Inc.'s non-fulfilment of this contract.

Any dispute or claim arising out of or in connection with this contract, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the rules of procedure of the Danish Institute of Arbitration (Copenhagen Arbitration). The place of the arbitration shall be in Copenhagen. The language of the arbitration shall be English. The contract shall be governed by the law of Denmark.

Each party shall appoint one arbitrator and the institute shall appoint a third arbitrator as chairman of the arbitration tribunal. If a party fails to appoint an arbitrator within four weeks after having requested or having received notice of the arbitration, this arbitrator shall be appointed by the Institute.


signed

date                          26.2.97

on behalf of the Customer:    /s/ ALESSANDRO GIACALONE
                              ------------------------

on behalf of Ebone Inc.:      /s/ ANDREAS EDER
                              ------------------------


-----------------------------------------

-----------------------------------------


Ebone Inc. access costs for 1998        prices/3.11.1997

------------------

The 1998 standard Ebone access costs are calculated in kEcu per year as 12 + 190 bandwidth/1024kbps, including the EBS port charge. The costs for the most common bandwidths are tabled below.

Customers are responsible for the cost of the access line and whatever local loops and null-modems that are necessary to reach the EBS at the contracted access speed. At present, EBSs are located in Amsterdam, Bratislava, Frankfurt, Geneva, London, Munich, Paris, Stockholm, Vienna and Zurich.

    Access               1998 cost
bandwidth/kbps           Ecu/year
--------------           ---------
      64                   23875
     128                   35750
     256                   59500

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